SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One S.W. Columbia, Suite 1105
Portland, OR 97258
(Address of principal executive offices)

(503) 227-0554
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

The information set forth below pursuant to Item 12 shall also be deemed filed pursuant to Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 13, 2003 announcing the presentation of data regarding and filing by AVI BioPharma for orphan drug designation in polycystic kidney disease.

Item 12. Results of Operations and Financial Condition.

AVI BioPharma, Inc. (the “Company”) issued a press release on November 13, 2003, before the opening of trading in its Common Stock on the Nasdaq National Market System.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Press Release announces the presentation of data regarding and filing by AVI BioPharma for orphan drug designation in polycystic kidney disease.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 13, 2003.

AVI BioPharma, Inc.

By:	/s/ ALAN P.TIMMINS
Alan P. Timmins President and Chief Operating Officer (Principal Operating Officer)